Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-115597) pertaining to the 2004 Stock Incentive Plan and the Employee Stock Purchase Plan of Barrier Therapeutics, Inc. of our report dated February 24, 2005, with respect to the consolidated financial statements of Barrier Therapeutics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Metropark, New Jersey
March 25, 2005